Exhibit 10(z)(4)

NCT Group, Inc.
20 Ketchum Street
VVestport Connecticut 06880
USA

Dear Sirs, NXT General License

We refer to the NXT General License between New Transducers Limited ("NTL") and NCT Group, Inc. ("NCT") of today's date (the "General License").

Upon being countersigned by NCT, this Letter shall constitute an agreement to amend the White Book and a grant of license of certain additional rights.

In consideration for NCT agreeing to enter into the General License, NTL agrees to amend the White Book and grant an additional license on the following terms:

1.   Definitions

1.1  "IPR" shall have the meaning given in the General License.

1.2 "IP Sale Agreement" means the IP Sale Agreement of today's date between (1) NCT, (2) NCT Audio Products, Inc and (3) NTL.

1.3 "NCTI Rights" means all intellectual property which has been transferred to NTL under the IP Sale Agreement.

1.4  "Third  Party  Licenses"  shall  have  the  meaning  given  in the IP  Sale
     Agreement.

1.5  "White Book" shall have the meaning given in the General License.

2.   Amendment to the White Book

2.1  The following restriction shall be inserted into Section III 1 of the White
     Book: (g) telephony, telecommunications, and PDA's

2.2 The patents within Section IV 1 of the White Book shall be deemed to include the NCTI Rights.

3.   Additional License

3.1 Subject to the Third Party Licenses, NTL grants to NCT a worldwide, exclusive and royalty-free license to use the NCTI Rights for any purpose in the field of use described in Section III 1(b) of the White Book.

3.2 All the terms of the General License shall apply mutatis mutandis to the license granted by clause 3.1 above with the following exceptions:

     (A) the restrictions described in Section III 1(b) of the White Book shall not apply; and

     (B) clauses 3, 4.1, 6 and 7.1 of the General License shall not apply in respect of the NCTI Rights.

4.   Licensed Subsidiaries

4.1 The companies known as Distributed Media Corporation, Distributed Media Company International, Artera Group Inc., and Artera Group International shall each be deemed to be a "subsidiary" within the meaning given to this expression in the General License provided that NCT holds no less than 30% of the voting rights in each such company. However, where NCT holds less than 50% of the voting rights in any such company (but more than 30%), then that company shall cease to have the benefit of the New Royalty Rates as described in paragraph (b) of the definition of Royalty Rate in the General License.

Please confirm your acceptance of and agreement to the above terms of amendment of the White Book and additional license by signing, dating and returning to us a copy of this Letter.

Yours faithfully

/s/PETER THOMS

Director

We confirm our acceptance of and agreement to the above amendment of the General License.

/s/MICHAEL J. PARRELLA

CEO
For and on behalf of
NCT Group, Inc.